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                                                                     Exhibit 3.8

                                     BY-LAWS

                                       OF

                              KATZ OF AMERICA, INC.

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. All meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. ANNUAL MEETING. An annual meeting of stockholders shall be held each year, commencing with the year 1981, on a date to be designated by the Board of Directors, at which time they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. The annual report of the business of the corporation for the preceding fiscal year shall be sent to the stockholders with or prior to the notice of each such annual meeting.

     Section 3. SPECIAL MEETINGS. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board or upon the written request of stockholders holding together at least such number of shares as shall entitle them to cast fifty per cent of the votes which might be cast upon any business which could legally be transacted at such meeting.

     Section 4. NOTICE OF MEETINGS. Except as otherwise specified by statute, written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of any meeting of stockholders, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation.

     Whenever any notice whatever is required to be given by statute or under the provisions of the certificate of incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice; and attendance of a stockholder at any meeting shall constitute a waiver of notice of said meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Failure to give notice of any annual meeting, or any irregularity in such notice, shall not affect the validity of any annual meeting or of any

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proceedings at any such meeting. No notice of an adjourned meeting of stockholders need be given if the time and place thereof are announced at the meeting at which adjournment is taken unless the adjournment be for a period greater than thirty (30) days or unless after the adjournment a new record is fixed for the adjourned meeting.

     Section 5. LIST OF STOCKHOLDERS. Before every meeting of stockholders a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each and the number of shares registered in the name of each stockholder, shall be prepared by the secretary. Such list shall be open at the place where the meeting is to be held, which place is specified in the notice of the meeting, for a period of at least ten
(10) days prior to the meeting, to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection of any stockholder who is present.

     Section 6. QUORUM. At all meetings of stockholders, a quorum for the transaction of any business shall consist of the holders of such number of shares, represented in person or by proxy, as shall be entitled to cast a majority of the votes which might be cast by the holders of all of the shares of the corporation issued, outstanding and entitled to be voted upon such business, except as otherwise provided by statute, the certificate of incorporation or these By-laws. In the absence of a quorum, the stockholders entitled to vote thereat and present in person or by proxy at the time and place designated in the notice of such meeting, or at the time and place of any adjournment thereof, may adjourn the meeting from time to time without notice other than by announcement at the meeting, subject to the provision of the last sentence of
Section 4 of this Article I, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted at the meeting as originally notified.

     Section 7. VOTING. At any meeting of the stockholders, when a quorum is present, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, except as otherwise provided by statute, the certificate of incorporation or these By-laws. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than ninety (90) days before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force. Every proxy shall be in writing, subscribed by the stockholder or his fully authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

     Section 8. BALLOT. Elections of directors need not be by written ballot.

     Section 9. ORDER OF BUSINESS. At all meetings of stockholders the order of business shall be, as far as applicable and practicable, as follows:

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     (a)  Organization.

     (b) Proof of notice of meeting or of waivers thereof which may be by affidavit of the Secretary, an Assistant Secretary or any other person who mailed the notice or caused it to be mailed.

     (c) Submission by the Secretary, an Assistant Secretary, or by inspectors, if any shall have been elected or appointed, of the list of stockholders entitled to vote, present in person and by proxy.

     (d) If an annual meeting, or a meeting called for that purpose, the election of directors.

     (e)  Reports.

     (f)  Unfinished business.

     (g)  New business.

     (h)  Adjournment.

     Notwithstanding the order set forth above, the presiding officer at any meeting of stockholders shall have power to adjourn such meeting without a vote.

     Section 10. WRITTEN CONSENT. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. NUMBER AND POWERS. The number of directors shall be not less than two (2) nor more than ten (10) and at any time shall be such number as the Stockholders shall most recently have fixed. The Board of Directors shall conduct the corporation's business and manage its property and may exercise all of the powers of the corporation except such as are by statute, the certificate of incorporation or these By-laws conferred upon or reserved to other persons. The Board of Directors shall keep full and fair accounts of its transactions.

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     Section 2.     TERM OF OFFICE. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 11 of this Article
II, and each director elected shall hold office until his successor shall be elected and qualified or until his earlier resignation or removal. Any director may be removed at any time with or without cause by majority vote of the stockholders. A director may resign at any time upon written notice to the corporation. Directors need not be stockholders.

     Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice immediately following and at the same place as the annual meeting of stockholders. Additional regular meetings of the Board of Directors may be held at such times as may from time to time be determined by the Board of Directors.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Vice-Chairman of the Board. The notice or waiver of notice of a special meeting shall state the place, day and hour of such meeting and shall specify the business proposed to be transacted thereat.

     Section 5. PLACE OF MEETINGS. The Board of Directors may hold its regular and special meetings at such place or places within or without the State of Delaware as it may, from time to time, determine. In the absence of any such determination, such regular and special meetings of the Board of Directors shall be held at such places as may be designated in the calls therefor.

     Section 6. QUORUM. At all meetings of the Board of Directors the presence of a majority of the whole board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these By-laws. In the absence of a quorum, the directors present, by majority vote, may adjourn the meeting from time to time by announcement at the meeting until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized a contract or transaction between the corporation and one or more of the directors or officers of the corporation or a corporation or organization in which one or more of the directors or officers of the corporation are directors or officers or have a financial interest.

     Section 7. NOTICE OF MEETINGS. Notice of the place, day and hour of every regular and special meeting shall be given to each director at least two
(2) days before the meeting orally in person or by telephone of the Chairman of the Board or in writing by delivering same to him personally or by sending the same to him by telegraph or by leaving the same at his residence or usual place of business or, in the alternative, upon three (3) days' notice by mailing it, postage pre-paid, addressed to him at his address as it

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appears upon the books of the corporation If mailed, such notice shall be deemed to have been given when mailed, and if telegraphed, shall be deemed to have been given when delivered to the telegraph company for transmission. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who attends or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of adjourned meetings of the Board of Directors need be given unless the adjournment be for a period greater than ten (10) days.

     Section 8. WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the board of Directors or any committee may be taken without a meeting if all members of the Board of Directors or committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 9. CONFERENCE CALL. Members of the Board of Directors or any committee may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 10. INTERESTED DIRECTORS. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participated in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Section 11. VACANCIES. If any vacancies occur in the Board of Directors or any new directorship is created by an increase in the authorized number of directors, the stockholders by majority vote may choose a successor or successors or fill the newly created directorship, and the directors so chosen shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified.

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     Section 12.    COMPENSATION. Directors shall be entitled to receive such
compensation for their services as such and reimbursement of expenses of attendance at meetings of the Board of Directors as may be fixed or allowed by resolution of the Board of Directors. Directors may act as officers or to serve the corporation in any other capacity and receive compensation therefor.

                                   ARTICLE III

                                   COMMITTEES

     Section 1. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in such resolution or resolutions and as permitted by statute, shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Every committee shall keep regular minutes of its proceedings and send them without delay to the members of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents (one or more of whom may be designated as an Executive Vice President), a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers, and such other officers as may be appointed as provided in these By-Laws. The officers shall be elected annually by the Board of Directors at is first meeting following the annual meeting of stockholders, and each officer shall hold office until the corresponding meeting in the next year and until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed in the manner provided in
Section 13 of this Article IV. Any officer may resign at any time upon written notice to the corporation. Any vacancy in any office may be filled for the unexpired term by the Board of Directors at any regular or special meeting.

     Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He may, in that capacity, sign certificates of stock of the corporation and he may sign, in the name and on behalf of the corporation, deeds, mortgages, bonds, contracts, checks or other documents and instruments.

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     Section 3.     VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board
shall, in the absence of the Chairman of the Board, preside over meetings of the stockholders and have all powers and authority vested in the Chairman.

     Section 4. PRESIDENT. The President shall be the chief executive officer of the corporation. He shall have general charge and supervision of the business of the corporation; he may sign, in that capacity, certificates of stock of the corporation; he may sign in the name and on behalf of the corporation, deeds, mortgages, bonds, contracts, or other instruments, subject to any restrictions and conditions from time to time established by the Board of Directors. In general, the President shall perform all duties incident to the office of a president and chief executive officer of a corporation and such other duties as, from time to time, may be assigned to him by the Board of Directors.

     Section 5. VICE PRESIDENT. The Vice President, including any Executive Vice President which shall be appointed, shall have such duties and responsibilities as may from time to time be assigned to or conferred upon each of them by the President or the Board of Directors.

     Section 6. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors, and of any committee appointed by the Board of Directors in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; he shall be custodian of the records and of the corporate seal or seals of the corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the corporation, under its seal, is duly authorized; and when so affixed may attest the same; he may sign, in that capacity, certificates of stock of the corporation; and, in general, he shall perform all duties incident to the office of a secretary of a corporation and such other duties as, from time to time, may be assigned to him by the Board of Directors.

     Section 7. ASSISTANT SECRETARIES. At the request of the Secretary or in his absence or disability, any Assistant Secretary may perform all of the duties of the Secretary and when so acting shall have the powers of the Secretary.

     Section 8. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation; he shall deposit, or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall have control over all accounts and records pertaining to moneys, properties, materials and supplies; he shall have direction of bookkeeping and accounting functions; and he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation and such other duties as, from time to time, may be assigned to him by the Board of Directors.

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     Section 9.     ASSISTANT TREASURER. At the request of the Treasurer, or in his absence or disability, any Assistant Treasurer may perform all of the duties of the Treasurer and when so acting shall have the powers of the Treasurer.

     Section 10. SUBORDINATE OFFICERS. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period; have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and prescribe the powers and duties thereof.

     Section 11. ADDITIONAL AUTHORITIES AND DUTIES AND RESTRICTIONS THERON. The Board of Directors may, at any time and from time to time, for a limited or unlimited period, grant to or impose upon any officer (including any assistant officer) authorities or duties additional to those hereinabove specified. The Board of Directors may also, at any time and from time to time, for a limited or unlimited period, restrict to authorities and duties otherwise appurtenant to any office.

     Section 12. OFFICERS HOLDING TWO OR MORE OFFICES. Any number of the above offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-laws to be executed, acknowledged or verified by two officers.

     Section 13. COMPENSATION. The Board of Directors shall fix the compensation of all officers of the corporation. Any payments made to an officer of the corporation, such as salary, commission, bonus, interest, rent or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such officer to the corporation to the full extent of such disallowance. Upon notice of any such disallowance, the Board of Directors shall enforce payment of each such amount disallowed. In lieu of payment to the corporation, appropriate amounts may be withheld from future compensation payments to such officer as may be determined by the Board of Directors until the aggregate amount owed to the corporation has been recovered. The officers of the corporation, as a condition of employment, agree to reimburse the corporation as provided in this Section and, in addition, agree to reimburse the corporation upon demand, with interest at such rate as may be determined by the Board of Directors, for any disbursement of corporation funds for personal expenses of such office; which shall, upon such demand, be treated as an account receivable on the books of the corporation.

     Section 14. REMOVAL. Any officer of the corporation may be removed, with or without cause, by a vote of a majority of the whole Board of Directors, at a meeting called for that purpose, or, except in the case of an officer elected by the board, by an officer upon whom such power of removal may have been conferred.

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                                    ARTICLE V

                                      STOCK

     Section 1. CERTIFICATES. Each stockholder shall be entitled to a stock certificate or certificates certifying the number and kind of shares owned by him, signed by the Chairman of the Board, the President and by the Secretary or an Assistant Secretary, and sealed with the seal of the corporation. In case any officer, transfer agent or registrar who has signed a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Stock certificates shall be in such form, not inconsistent with law or the certificate of incorporation, as shall be approved by the Board of Directors. Every certificate exchanged or returned to the corporation shall be cancelled or cremated.

     Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate of certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 3. TRANSFER OF SHARES. Shares of stock shall be transferable according to the Stock Purchase Agreement indicated on the Shares by Restrictive Legend only on the books of the corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation.

     Section 4. TRANSFER AGENTS AND REGISTRARS. The corporation may, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of any of the capital stock of the corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issues, transfer, registration and cancellation of certificates for shares of the capital stock of the corporation.

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     Section 5.     RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     If no record dates is fixed:

     (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meetings, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

     (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was an incorporator, a director or an officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Delaware from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection

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therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

     The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was an incorporator, a director or an officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or s its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     The Board of Directors may from time to time adopt further By-Laws with respect to indemnification and may amend these and such By-Laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware.

                                   ARTICLE VII

                              DIVIDENDS AND FINANCE

     Section 1. DIVIDENDS. Subject to the provisions of the statutes and the certificate of incorporation, the Board of Directors may, in its discretion, at any regular or special meeting, declare dividends to be paid upon the shares of stock of the corporation or upon any class of such stock. Except as otherwise provided by the certificate of incorporation, dividends shall be payable upon such dates as the Board of Directors may designate. Dividends may be paid in cash, property or in shares of stock of the corporation.

     Section 2. CHECKS AND DRAFTS. All checks, drafts or orders for the payment of money, notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or (a) officers or agent or agents of the corporation as the Board of Directors may, from time to time, designate, and, unless otherwise provided by the Board of Directors, shall be signed by the (b) Treasurer or an Assistant Treasurer and countersigned by the
(c) President or a Vice President.

     Section 3. FISCAL YEAR. The fiscal year of the corporation shall be as fixed by resolution of the Board of Directors.

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                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 1. OFFICES. In addition to its registered office in the State of Delaware, which shall be in the city of Wilmington, County of New Castle, the corporation may have an office at such other places within or without the State of Delaware as the business of the corporation may require, and, subject to the provisions of the statutes, may keep the books of the corporation outside of Delaware and at such place or places as may be from time to time designated by the Board of Directors.

     Section 2. SEAL. The corporation seal of the corporation shall bear the name of the corporation, the words "Corporate Seal, Delaware" and the year 1980. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the corporation.

     Section 3. BOOKS AND RECORDS. The Board of Directors may determine from time to time whether, and, if allowed, when and under what conditions and regulations the books and records of the corporation, or any of them, shall be open to the inspection of stockholders, and the rights of stockholders in this respect are and shall be limited accordingly, except as otherwise provided by statute, the certificate of incorporation, or these By-Laws. Under no circumstances shall any stockholder have the right to inspect any book or record or receive any statement for an improper or illegal purpose.

     Section 4. BONDS. The Board of Directors may require any officer, agent or employee of the corporation to give a bond to the corporation, conditioned upon the faithful discharge of his duties, with such number of sureties and in such amount as may be satisfactory to the Board of Directors.

     Section 5. VOTING OF STOCK IN OTHER CORPORATIONS. Any stock in other corporations which may from time to time be held by this corporation may be represented and voted at any meeting of stockholders of such other corporations by the President or a Vice President of this corporation or by proxy executed in the name of the corporation by any of said officers.

     Section 6. AMENDMENTS. The Board of Directors is expressly authorized to amend, alter, change, add to or repeal these By-laws unless holders of the majority of such class of stock entitled to vote shall object to any such amendments, alterations, changes, additions or repeal.